Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2024 RESULTS

•First quarter GAAP earnings per share was $0.62 in 2024, compared to $0.65 in 2023
•Reaffirming 2024 earnings guidance range of $2.99 - $3.13 per share

MADISON, Wis. - May 2, 2024 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) for the three months ended March 31 as follows:

	GAAP EPS
	2024	2023
Utilities and Corporate Services	$0.62	$0.65
American Transmission Company (ATC) Holdings	0.04	0.04
Non-utility and Parent	(0.04)	(0.04)
Alliant Energy Consolidated	$0.62	$0.65

“We had a solid start to the year in light of historically mild weather,” said Lisa Barton, Alliant Energy President and CEO. “Our results were in line with our expectations, allowing us to reaffirm our 2024 earnings guidance and positioning us well to reach our long-term growth objectives. We remain focused on growth and ensuring we are executing on our strategic priorities. We are approaching a significant milestone in diversifying our energy mix, with the successful commissioning of the final project in our 1.1 gigawatt solar investment in Wisconsin.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.62 per share of GAAP EPS in the first quarter of 2024, which was $0.03 per share lower than the first quarter of 2023. The primary drivers of lower EPS were lower retail electric and gas sales due to impacts of warmer than normal temperatures and higher financing and depreciation expenses. These items were partially offset by higher revenue requirements from capital investments at Wisconsin Power and Light Company (WPL).

Details regarding GAAP EPS variances between the first quarters of 2024 and 2023 for Alliant Energy are as follows:

Variance
Revenue requirements from capital investments at WPL	$0.11
Estimated temperature impact on retail electric and gas sales	(0.04)
Higher financing expense	(0.04)
Higher depreciation expense	(0.04)
Other	(0.02)
Total	($0.03)

Revenue requirements from capital investments at WPL - In December 2023, WPL received an order from the Public Service Commission of Wisconsin authorizing annual base rate increases of $49 million and $13 million for its retail electric and gas rate review covering the 2024/2025 Test Period. WPL recognized a $0.11 per share increase in the first quarter of 2024 due to higher revenue requirements from increasing rate base, including investments in solar generation and battery storage.

Estimated temperature impact on retail electric and gas sales - Alliant Energy’s retail electric and gas sales decreased an estimated $0.08 and $0.04 per share in the first quarter of 2024 and 2023, respectively, due to impacts of warmer than normal temperatures on customer demand.

2024 Earnings Guidance

Alliant Energy is reaffirming its consolidated EPS guidance for 2024 of $2.99 - $3.13. Assumptions for Alliant Energy’s 2024 EPS guidance include, but are not limited to:

•Ability of Interstate Power and Light Company (IPL) and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Constructive and timely regulatory outcomes from regulatory proceedings
•Stable economy and resulting implications on utility sales
•Execution of capital expenditure and financing plans
•Execution of cost controls
•Consolidated effective tax rate of (7%)

The 2024 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances including further corporate tax rate changes in Iowa, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the first quarter 2024 results is scheduled for Friday, May 3, 2024 at 9 a.m. central time. Alliant Energy Executive Chairman John Larsen, President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-225-9448 (Toll-Free) or 203-518-9708 (International), passcode ALLIANTQ1. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,000,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions and the impact of business or facility closures in IPL’s and WPL’s service territories;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electricity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s (MISO’s) seasonal resource adequacy process;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, payments to their parent of expected levels of dividends, and the impact of rate design on current and potential customers’ demand for energy in their service territories;
•weather effects on utility sales volumes and operations;
•the ability to obtain deferral treatment for the recovery of and a return on prudently incurred costs in between rate reviews;

•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into and any decisions made regarding the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•WPL’s ability to obtain rate relief to allow for the return on costs of solar generation projects that exceed initial cost estimates;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•inflation and higher interest rates;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders and changes in public policy;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits and the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for greenhouse gases emissions reductions from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;

•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2024 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2024 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures.

Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three months ended March 31, 2024 and 2023. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended March 31:

EPS:	GAAP EPS
	2024	2023
IPL	$0.25	$0.29
WPL	0.36	0.35
Corporate Services	0.01	0.01
Subtotal for Utilities and Corporate Services	0.62	0.65
ATC Holdings	0.04	0.04
Non-utility and Parent	(0.04)	(0.04)
Alliant Energy Consolidated	$0.62	$0.65

Earnings (in millions):	GAAP Income (Loss)
	2024	2023
IPL	$63	$72
WPL	92	88
Corporate Services	4	3
Subtotal for Utilities and Corporate Services	159	163
ATC Holdings	9	9
Non-utility and Parent	(10)	(9)
Alliant Energy Consolidated	$158	$163

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in millions, except per share amounts)
Revenues:
Electric utility	$791	$768
Gas utility	205	276
Other utility	13	11
Non-utility	22	22
	1,031	1,077
Operating expenses:
Electric production fuel and purchased power	163	157
Electric transmission service	152	146
Cost of gas sold	114	181
Other operation and maintenance:
Energy efficiency costs	14	20
Non-utility Travero	17	16
Other	129	138
Depreciation and amortization	189	166
Taxes other than income taxes	31	31
	809	855
Operating income	222	222
Other (income) and deductions:
Interest expense	107	94
Equity income from unconsolidated investments, net	(15)	(17)
Allowance for funds used during construction	(19)	(19)
Other	1	3
	74	61
Income before income taxes	148	161
Income tax benefit	(10)	(2)
Net income attributable to Alliant Energy common shareowners	$158	$163
Weighted average number of common shares outstanding:
Basic	256.2	251.2
Diluted	256.5	251.4
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.62	$0.65

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2024	December 31, 2023
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$32	$62
Other current assets	1,076	1,210
Property, plant and equipment, net	17,354	17,157
Investments	611	602
Other assets	2,175	2,206
Total assets	$21,248	$21,237
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$809	$809
Commercial paper	334	475
Other current liabilities	841	1,020
Long-term debt, net (excluding current portion)	8,524	8,225
Other liabilities	3,923	3,931
Alliant Energy Corporation common equity	6,817	6,777
Total liabilities and equity	$21,248	$21,237

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$430	$329
Accounts receivable sold to a third party	(123)	(141)
Net cash flows from operating activities	307	188
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(478)	(417)
Other	(32)	(34)
Cash receipts on sold receivables	155	173
Proceeds from sale of partial ownership interest in West Riverside	—	25
Other	2	(10)
Net cash flows used for investing activities	(353)	(263)
Cash flows from financing activities:
Common stock dividends	(123)	(113)
Proceeds from issuance of long-term debt	597	862
Payments to retire long-term debt	(300)	—
Net change in commercial paper and other short-term borrowings	(141)	(532)
Other	(15)	(5)
Net cash flows from financing activities	18	212
Net increase (decrease) in cash, cash equivalents and restricted cash	(28)	137
Cash, cash equivalents and restricted cash at beginning of period	63	24
Cash, cash equivalents and restricted cash at end of period	$35	$161

KEY FINANCIAL AND OPERATING STATISTICS

	March 31, 2024	March 31, 2023
Common shares outstanding (000s)	256,379	251,388
Book value per share	$26.59	$25.17
Quarterly common dividend rate per share	$0.48	$0.4525

	Three Months Ended March 31,
	2024	2023
Utility electric sales (000s of megawatt-hours)
Residential	1,755	1,806
Commercial	1,523	1,554
Industrial	2,532	2,564
Industrial - co-generation customers	179	277
Retail subtotal	5,989	6,201
Sales for resale:
Wholesale	679	698
Bulk power and other	1,670	1,243
Other	15	15
Total	8,353	8,157
Utility retail electric customers (at March 31)
Residential	849,255	843,367
Commercial	145,826	144,932
Industrial	2,407	2,416
Total	997,488	990,715
Utility gas sold and transported (000s of dekatherms)
Residential	11,823	13,044
Commercial	7,529	8,500
Industrial	765	766
Retail subtotal	20,117	22,310
Transportation / other	33,908	32,614
Total	54,025	54,924
Utility retail gas customers (at March 31)
Residential	383,769	381,714
Commercial	45,125	45,050
Industrial	322	324
Total	429,216	427,088

Estimated operating income decreases from impacts of temperatures (in millions) -
	Three Months Ended March 31,
	2024	2023
Electric	($19)	($9)
Gas	(11)	(6)
Total temperature impact	($30)	($15)

	Three Months Ended March 31,
	2024	2023	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,850	3,155	3,471
Madison, Wisconsin (WPL)	2,979	3,184	3,554

(a)HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.